Exhibit
10.11

                              AGREEMENT AND RELEASE
                              ---------------------

     THIS AGREEMENT AND RELEASE is by and between Eric Fernette ("Mr. Fernette"), a resident of Tomball, Texas, and DA Consulting Group, Inc ("DACG"), a Texas corporation, having its principal place of business in Houston, Texas.


                                   WINESSETH:
                                   ---------

     Mr. Fernette, at various times, has been an employee and officer of DACG and certain of its affiliated and subsidiary companies or their predecessors or successors in interest;

     Mr. Fernette's employment with DACG and any of its affiliated and subsidiary companies will terminate effective on August 15,2000;

     Mr. Fernette and DACG desire to avoid the expense, delay and uncertainty attendant to any disputes or claims which may arise from Mr. Fernette's employment with and termination from his positions and employment with DACG or any of its parent, sister, affiliated and subsidiary companies and their predecessors or successors in interest including without limitation DA International, Inc. (collectively, the "DACG Companies");

     Mr. Fernette desires to release each of the DACG Parties, as defined in this Agreement and Release, individually and collectively, from all claims or causes of action, if any, he may have arising from or relating to his employment or service or termination from DACG or any of the other DACG Companies; and

     Mr. Fernette and DACG desire to establish their respective rights and obligations for the future.

     Now, therefore, for and in consideration of the following mutual covenants and promises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Fernette and DACG hereby agree:

     1.     Separation.  Mr.  Fernette  has  separated  from  his  position  and
            ----------
employment with DACG to be effective on August 15, 2000. Mr. Fernette acknowledges and agrees that he has no authority to and will not act for DACG in any capacity on or after August 15,2000 and that DACG wilt pay his regular salary and earned vacation to the effective date of this agreement, less customary withholding for taxes and applicable deductions, and that such payment will be full satisfaction of all wages, incentive compensation, bonuses, or any other compensation owed him by any DACG Company.

     2.     Separation  Payment.  Provided that he complies fully with the terms
            -------------------
and conditions of this Agreement and Release, DACG agrees to pay to Mr. Fernette $8,769.60 in lieu of accrued unused vacation and $7,325.98 as full payout as part of an Executive Deferred Compensation plan in his final paycheck, plus $204,483.92 minus customary withholding for taxes payable in 24 installments as follows: first 2 payments in the amount of $17,686.83 and the remaining 22 in equal payments of $ 7,686.83; which will be paid on the fifteenth and last day of each month beginning on August 31, 2000 and ending on August 15, 2001. DACG reserves the right, at anytime, to accelerate the payments due to Mr. Fernette by making a single lump sum payment equal to the total of the installments not yet paid minus appropriate withholding taxes. In addition, as agreed in Mr. Fernette's Employment Contract dated January 1, 1998, section 5.c.ii, all outstanding stock options held by Mr. Fernette shall become fully vested and exercisable. Options will be exercisable for the time period in which Mr. Fernette continues to receive separation payments under this Agreement from DACG, with a minimum of three(3) months to exercise from his last day of employment (as per the Company's Stock Option plan), but not beyond August 15,2001. The following options have been identified to be outstanding on the date of Mr. Fernette's separation from employment with
DACG:

       Number of Options    Price/Share (Strike Price)     Date of Grant
              25,200              $      6.55                 8/1/97
               4,200              $     14.50                2/11/98
              12,458              $     15.00                 2/5/99
               4,042              $     15.00                 2/5/99
              10,750              $      3.69                11/2/99
               5,750              $      3.44                 1/3/00
              10,000              $      3.44                 1/3/00

     In addition, due to reductions in force which affected eligible plan participants, the Company's 401(k) plan was partially terminated in March, 2000. As a result, eligible participants who were affected by a reduction in force or certain involuntary terminations without cause, received full vesting. Mr. Fernette's termination meets this criteria, therefore full vesting of his 401(k) will take place upon his last day of employment.

     The Company and Mr. Fernette agree that the payments and other considerations received under this Agreement will constitutes as full payment to Mr. Fernette as stated in paragraph 5.(c), of his Employment Agreement dated January 1, 1998 as well as any monies associated with a Executive Deferral Compensation plan and any other special considerations provided to Mr. Fernette under this Agreement.

     3.     Prior  Rights  and  Obligations.  Except  as  herein set forth, this
            -------------------------------
Agreement and Release extinguishes all rights, if any, which Mr. Fernette may have, and obligations, if any, which any of the DACG Companies may have, contractual or otherwise, relating to the employment or termination of employment of Mr. Fernette with DACG or any of the other DACG Companies including without limitation all tights or benefits he may have under any employment contract, incentive compensation plan, or stock option plan with any DACG Company. However, Mr. Fernette agrees that he will remain bound by the Covenant Not to Compete provisions of the January 31, 1998 employment agreement.

     4.     Expenses.  Mr. Fernette shall, within ten (10) days of his execution
            --------
of this Agreement, submit all actual, reasonable and customary expenses incurred by him in the course of his employment with proper documentation and DACG shall reimburse such expenses promptly.


     5.     Company  Assets. Mr. Fernette hereby represents and warrants that he
            ---------------
has no claim or tight, title or interest in any property designated on any DACG Companies' books as property or assets of any of the DACG Companies. Promptly after the effective date of his resignation, Mr. Fernette shall deliver to DACG any such property in his possession or control, including, without limitation, any equipment and any credit cards furnished by DACG Companies for his use. DACG has agreed to allow Mr. Fernette to retain a laptop computer until December 31, 2000, whereupon Mr. Fernette will return the computer to DACG.

     6.     Proprietary  and  Confidential  Information.  In accordance with Mr.
            -------------------------------------------
Fernette's existing and continuing obligations, Mr. Fernette agrees and acknowledges that the various DACG Companies have developed and own valuable "Proprietary and Confidential Information" which constitutes valuable and unique property including, without limitation, concepts, ideas, plans, strategies, analyses, surveys, and proprietary information related to the past, present or anticipated business of the various DACG Companies. Except as may be required by law, Mr. Fernette agrees that he will not at any time disclose to others, permit to be disclosed, use, permit to be used, copy or permit to be copied, any such Proprietary and Confidential Information (whether or not developed by Mr. Fernette) without DACG's prior written consent. Except as may be required by law, Mr. Fernette further agrees to maintain in confidence any Proprietary and Confidential Information of third parties received or of which he has knowledge as a result of his employment with DACG or any DACG Company.

     7.     Documents.  Mr.  Fernette agrees to deliver to DACG to the attention
            ---------
of Susan Stikeleather all correspondence, memoranda, notes, records, data or information, analysis, or other documents and all copies thereof, made, composed or received by Mr. Fernette, solely or jointly with others, and which are in Mr. Fernette's possession, custody or control and which are related in any manner to the past, present or anticipated business of any of the DACG Companies.

     8.     Cooperation. Mr. Fernette shall cooperate with the DACG Companies to
            -----------
the extent reasonably required in all matters relating to his employment or the winding up of his pending work on behalf of any DACG Company and the orderly transfer of any such pending work as designated by DACG. This obligation of cooperation shall continue indefinitely subject to Mr. Fernette's reasonable availability and shall include, without limitation, assisting DACG and its counsel in preparing and defending against any claims which may be brought against DACG or any DACG Company or responding to any inquiry by any governmental agency or stock exchange. DACG's requests for Mr. Fernette's cooperation as may be required from time to time shall be reasonable and Mr. Fernette agrees that he shall be reasonable in providing such cooperation, taking into account the needs of the DACG Companies and the position he may have with another employer at the time such cooperation is required. Mr. Fernette shall take such further action and execute and such further documents as may be reasonably necessary or appropriate in order to carry out the provisions and purposes of this Agreement. In the event Mr. Fernette is required to incur expenses in cooperating with any DACG Company, DACG shall reimburse such actual, reasonable and customary expenses as are approved in advance in writing.

     9.     DACG  Parties.  Mr.  Fernette  agrees that DACG, its parent, sister,
            -------------
affiliated and subsidiary companies, past and present, including but not limited to DA International, Inc., and their respective employees, officers, directors, shareholders, agents and representatives, past or present, shall be defined collectively, including DACG, as the "DACG Parties" and each of them, corporate or individual, individually as a "DACC* Party."

     10.    Mr. Fernette's Representation. Mr. Fernette represents, warrants and
            -----------------------------
agrees that he has not filed any claims, appeals, complaints, charges or lawsuits against any of the DACG Parties with any governmental agency or court and that he will not file or permit to he filed or accept benefit from any claim, complaint or petition filed with any court by him or on his behalf at any time hereafter; provided, however, this shall not limit Mr. Fernette from filing an action for the sole purpose of enforcing his rights under this Agreement and Release. Further, Mr. Fernette represents and warrants that no other person or entity has any interest or assignment of any claims or causes of action, if any, he may have against any DACG Party, which have been satisfied fully by this Agreement and Release and which he now releases in their entirety, and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to in this Agreement and Release, and that he has the sole right and exclusive authority to execute this Agreement and Release and receive the consideration provided.

     11.     Release.  Mr.  Fernette agrees to release, acquit and discharge and
             -------
does hereby release, acquit and discharge the DACG Parties, individually and collectively, from any and all claims and from any and all causes of action against any of the DACG Patties, of any kind or character, whether now known or not known, he may have against any such DACG Party including, but not limited to, any claim for salary, benefits, expenses, costs, damages, compensation, remuneration or wages; and all claims or causes of action arising from his employment, termination of employment, or any alleged discriminatory employment practices, including but not limited to any and alt claims or causes of action arising under the Age Discrimination in Employment Act, as amended, 29 U.S.C. '621, et seg. and any and all claims or causes of action arising under any other
      ------
federal, state or local laws pertaining to discrimination in employment or equal employment opportunity. This release also applies to any claims brought by any person or agency or class action under which Mr. Fernette may have a right or benefit.

     12.     No  Admissions.  Mr. Fernette expressly understands and agrees that
             --------------
the terms of this Agreement and Release are contractual and not merely recitals and that the agreements herein and consideration paid is to compromise doubtful and disputed claims, avoid litigation, and buy peace, and that no statement or consideration given shall he construed as an admission of liability by DACG, all such liability being expressly denied. This Agreement and Release does not constitute evidence of unlawful conduct or wrongdoing by DACG. By his execution of this Agreement and Release, Mr. Fernette acknowledges and agrees under oath that (1) he knows of no act, event, or omission by any DACG Party which is unlawful or violates any governmental rule or regulation or any rule or regulation of any stock exchange, (ii) he has not committed nor has he been requested to commit during his employment with DACG or any DACG Company, any act which is unlawful or which violates any governmental rule or regulation or any rule or regulation of any stock exchange, (iii) he has not requested any DACG Party to commit any unlawful act or violate any governmental rule or regulation or any rule or regulation of any stock exchange, and (iv) neither he nor any other person employed by or contracting with any DACG Party has been subjected to any adverse action because any such person refused to commit any unlawful act or violate any governmental rule or regulation or any rule or regulation of any stock exchange.

     13.     Covenant  Not  to  Compete. Mr. Fernette agrees that he will remain
             --------------------------
bound by the terms Covenant Not to Compete in Paragraph 6 of his January 31, 1998 employment agreement.

     14.     Remedies.  Mr. Fernette and DACG agree that, because damages at law
             --------
for any breach or nonperformance of this Agreement and Release by Mr. Fernette, while recoverable, will be inadequate, this Agreement and Release may be enforced in equity by specific performance, injunction, accounting or otherwise. Further, the parties agree that in the event Mr. Fernette violates the provisions of paragraphs 6 or 17 of this Agreement and Release the damage to DACG or any DACG Party shall, at a minimum, exceed the sum of fifty thousand dollars ($50,000.00) and that such sum shall be the amount of liquidated damages for such breach but shall not preclude DACG from recovering actual damages in such greater amount as may be sustained.

     15.     Enforcement  of  Agreement and Release. No waiver or nonaction with
             --------------------------------------
respect to any breach by the other party of any provision of this Agreement and Release, nor the waiver or nonaction with respect to any breach of the provisions of similar agreements with other employees shall be construed to be a waiver of any succeeding breach of such provision, or as a. waiver of the provision itself. Should any provisions hereof be held to be invalid or wholly or partially urn-enforceable, such provisions shall be revised and reduced in scope so as to be valid and enforceable.

     16.  Choice  of  Law. This Agreement shall be governed by and construed and
          ---------------
enforced, in all respects, in accordance with the law of the State of Texas without regard to the principles of conflict of law except as preempted by federal law.

     17.     Merger.  This Agreement and Release supersedes, replaces and merges
             ------
all previous agreements and discussions relating to the same or similar subject matters between Mr. Fernette and

DACG and constitutes the entire agreement between Mr. Fernette and DACG with respect to the subject matter of this Agreement and Release. This Agreement and Release may not be changed or terminated orally, and no change, termination or waiver of this Agreement and Release or any of the provisions herein contained shall be binding unless made in writing and signed by all parties, and in the case of DACG, by an authorized officer.

     18.     No  Derogatory  Comments. Except as required by judicial process or
             ------------------------
governmental rule or regulation, Mr. Fernette shall refrain from making public or private comments relating to any DACG Party which are derogatory or which may tend to injure any such party in such party's business, public or private affairs.

     19.  Confidentiality.  Mr.  Fernette  agrees  that he will not disclose the
          ---------------
terms of this Agreement or the consideration received from DACG to any other person, except his attorney or financial advisors and only on the condition that they keep such information strictly confidential; provided, however, that the foregoing obligation of confidence shall not apply to information that is required to be disclosed by any applicable law, rule or regulation of any governmental authority.

     20.     ADEA  Rights.  Mr.  Fernette  acknowledges  and  agrees:
             ------------

          (i) that he has at least twenty-one days to review this Agreement and Release;

          (ii) that he has been advised in writing to consult with an attorney regarding the terms of this Agreement and Release prior to executing this Agreement and Release;

          (iii) that, if he executes this Agreement and Release, that he has seven days following the execution of this Agreement and Release to revoke this Agreement and Release;

          (iv) that this Agreement and Release shall not become effective or enforceable until the revocation period has expired;

          (v) that he does not, by the terms of this Agreement and Release, waive claims or rights that may arise after the date he executes this Agreement and Release;

          (vi) that he is receiving, pursuant to this Agreement and Release, consideration in addition to anything of value to which he is already entitled; and

          (vii) that this Agreement and Release is written in such a manner that he understands his rights and obligations.

     21.     Agreement  and  Release  Voluntary.  Mr.  Fernette acknowledges and
             ----------------------------------
agrees that he has carefully read this Agreement and Release and understands that it is a release of all claims, known and unknown, past or present including all claims under the Age Discrimination in Employment Act. He further agrees that he has entered into this Agreement and Release for the above stated consideration. He warrants that he is fully competent to execute this Agreement and Release which be understands to be contractual. He further acknowledges that he executes this Agreement and Release of his own free will, after having a reasonable period of tune to review, study and deliberate regarding its meaning and effect, and after being advised to consult an attorney, and without reliance on any representation of any kind or character not expressly set forth herein. Finally, he executes this Agreement and Release fully knowing its effect and voluntarily for the consideration stated above.

     22.     Notices.  Any  notices required or permitted to be given under this
             -------
Agreement and Release shall be properly made if delivered in the case of DACG to:

         DA  Consulting  Group,  Inc.
         5847  San  Felipe,  Suite  3700
         Houston,  TX  77057

         Attention:     Susan  Stikeleather

and  in  the  case  of Mr. Fernette to: 23414 Cannon Creek Trail, Tomball, Texas
77375

IN WITNESS WHEREOF, the parties have caused this Agreement and Release to be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, this
    day  of           , 2000  at Houston,  Harris County, Texas, to be effective
----       -----------
the eighth day following execution by Eric Fernette unless earlier revoked.

   8-15-2000                           /s/  Eric  Fernette
-------------------                    ------------------------------
Date                                   Eric  Fernette


STATE  OF  TEXAS
COUNTY  OF  HARRIS

     I, Eric Fernette, after first being duly sworn and under penalty of perjury, state that the statements to which I acknowledge and agree in paragraph 14 of this Agreement and Release are true and correct.

     Subscribed  and  sworn  to  before  me,  this  15th  day of August, 2000.
                                                   ------        ------



                                                 /s/  Donna Stehling
                                                 -------------------------------
                                                 NOTARY  PUBLIC  in  and  for
                                                 Texas
                                                 -------------------------------


8/15/00                                          DA  CONSULTING  GROUP.  INC.
Date
                                                 By  /s/  Susan Stideleatly
                                                   -----------------------------